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                                                                      EXHIBIT 21

                                 SUBSIDIARY LIST
                             AS OF NOVEMBER 12, 2004

                                                 STATE OF                                             OWNERSHIP
            NAME OF SUBSIDIARY                 ORGANIZATION              OWNED BY                     PERCENTAGE
American Healthways Services, Inc.                  DE           American Healthways, Inc.               100%

Arthritis and Osteoporosis Care Center, Inc.        DE           American Healthways, Inc.               100%

American Healthways Management, Inc.                DE           American Healthways, Inc.               100%

CareSteps.com, Inc.                                 DE           American Healthways, Inc.               100%

Axonal Information Solutions, Inc.                  DE           CareSteps.com, Inc.                     100%

StatusOne Health Systems, Inc.                      DE           American Healthways, Inc.               100%